UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 19, 2004


                        AMERIRESOURCE TECHNOLOGIES, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                   ----------
                 (State or Other Jurisdiction of Incorporation)


        0-20033                                       84-1084784
       ---------                                      -----------
 (Commission File Number)                  (IRS Employer Identification Number)


            3430 E. Russell Road, Suite 317, Las Vegas, Nevada 89120
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (702) 214-4249
                                -----------------
              (Registrant's Telephone Number, Including Area Code)

Item 2.         Acquisition or Disposition of Assets

         On March 19, 2004, AmeriResource Technologies, Inc. (the "Company") rescinded, ab intitio, a September 25, 2001 Acquisition Agreement (the "Agreement") the Company entered into with Wasatch Business Investors, Inc., a Utah corporation ("WBI") and Covah, LLC, a Utah limited liability company ("Covah"). Pursuant to the Agreement, WBI, as agent for Covah, was to sell and transfer one hundred percent (100%) of Jim Butler Performance, Inc., a Tennessee corporation ("JBP"), to the Company in exchange for one hundred million (100,000,000) shares of the Company's stock, with seventy-five million (75,000,000) shares being issued to Covah and twenty-five million shares being issued to WBI. The Company rescinded the Acquisition Agreement because JBP was to be tendered free and clear of any liens and encumbrances at the closing of the Acquisition Agreement and the Company has been informed that a five hundred fifty thousand dollar ($550,000) promissory note has been placed on JBP's real property with a lien securing such debt.


Item 7.           Exhibits

         The Exhibit Index preceding the exhibits is incorporated herein by reference.


                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of March 2004.

                                AmeriResource Technologies, Inc.

                                By: /s/ Delmar Janovec
                                ---------------------------------
                                AmeriResource Technologies, Inc.
                                By: Delmar Janovec, President

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



                                  EXHIBIT INDEX

Exhibit No.   Page              Description of Exhibit
-----------   ----              ----------------------
2              4                March 19, 2004, Recission of Acquisition
                                Agreement by and between AmeriResource
                                Technologies, Inc., Wasatch Business Investors,
                                Inc. and Covah, LLC.




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


                       RECISSION OF ACQUISITION AGREEMENT

          THIS RECISSION OF ACQUISITION AGREEMENT (the "Agreement") is made by AmeriResource Technologies, Inc., a Delaware corporation with offices at 3430 E. Russell Road, Suite 317, Las Vegas, Nevada 89120 ("ARET") effective this 19th day of March 2004, (the "Effective Date") and relates to ARET's acquisition of Jim Butler Performance, Inc., a Tennessee corporation ("JBP") from Wasatch Business Investors, Inc., a Utah corporation with offices at 1453 S. Major St., Salt Lake City, Utah 84115 ("WBI") and Covah, LLC, a Utah limited liability company with principal offices at 1453 S. Major St., Salt Lake City, Utah 84115 ("Covah") (WBI, Covah and ARET may hereinafter be referred to individually as a "Party" or collectively as the "Parties").

         WHEREAS, on September 25, 2001, the Parties entered into an Acquisition Agreement (the "Acquisition Agreement") whereby WBI, as agent for Covah, was to sell and transfer one hundred percent (100%) of JBP to ARET for One Hundred Million (100,000,000) shares (the "Shares") of ARET's common stock, par value $0.0001 ("Common Stock"), with Seventy-Five Million (75,000,000) of the Shares being issued to Covah and the remaining Twenty-Five Million (25,000,000) of the Shares being issued to WBI and a Promissory Note in the amount of $350,000 payable to WBI.

         WHEREAS, pursuant to the Acquisition Agreement, ARET agreed to grant to WBI, pursuant to an option agreement ("Option Agreement"), options to purchase Fifty Million (50,000,000) additional shares of Common Stock in the event the WBI Targets achieved certain levels of gross revenues;

         WHEREAS, pursuant to the Acquisition Agreement, WBI made warranties and representations to ARET that its interest in, and title to, JBP was free and clear of any liens, encumbrances, restrictions, or adverse claims, whether pending, threatened, existing, or contingent, which ARET has learned is materially inaccurate as WBI's interest in JBP was not free and clear of all liens;

         NOW, THEREFORE, in consideration of the promises, representations, and covenants described herein, and in consideration of the recitals above, which are incorporated herein by reference, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

         1.1 Due to the breach of warranties and representations made to ARET by WBI as described in Article 6 of the Acquisition Agreement, the Parties hereby agree to cancel and rescind, ab initio, the Acquisition Agreement as if the Parties never entered therein. The option to purchase Fifty Million (50,000,000) shares of Common Stock granted to WBI by ARET in the Acquisition Agreement, and a Promissory Note in the amount of $350,000 are also hereby cancelled.

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



         2.1 Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties to it and their respective heirs, legal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons not a party to this Agreement, nor shall any provision give any such third persons any right of subrogation or action over or against any Party to this Agreement.


         In Witness Whereof, the signatures of the Party below evidence its approval, acceptance and acknowledgment of the terms contained in this Agreement.


AMERIRESOURCE TECHNOLOGIES, INC.,
a Delaware corporation

/s/ Delmar Janovec
-----------------------------
By: Delmar Janovec, President





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